EXHIBIT 23

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-283488 and 333-291421) and Forms S-8 (File Nos. 333-191497, 333-287003, and 333-211287) of The York Water Company of our report dated March 3, 2026, relating to the financial statements and the financial statement schedule, which appear in this Form 10-K for the year ended December 31, 2025.

/s/ Baker Tilly US, LLP
Lancaster, Pennsylvania
March 3, 2026